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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF SCHRECK, JONES, BERNHARD, WOLOSON & GODFREY]



                                 June 14, 1996



ASSISTED LIVING CONCEPTS, INC.
9955 S.E. Washington, Suite 201
Portland, Oregon 97216

     Re:  ASSISTED LIVING CONCEPTS, INC.
          REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

          We have represented you, as your special Nevada counsel, in connection with the sale of 1,800,000 shares of common stock, $.01 par value (the "Common Stock"), of Assisted Living Concepts, Inc., a Nevada corporation (the "Company") and up to an additional 270,000 shares to cover over-allotments, if any, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on June 14, 1996.

          In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the Common Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances as we have deemed necessary or appropriate for the purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents, the authenticity or the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the accuracy and completeness of all corporate records made available to us by the Company.
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[LETTERHEAD]

ASSISTED LIVING CONCEPTS, INC.
June 14, 1996
Page 2


          On the basis of the foregoing, such examinations of law and such other information as we may deem relevant under the circumstances, we are of the opinion that the Common Stock has been duly and validly authorized for issuance, and when issued and sold in accordance with the Plan of Distribution set forth in the Prospectus covering the Common Stock and forming a part of the Registration Statement, will be fully paid and nonassessable.

           Our opinion herein is limited to the effect on the subject transaction of the laws of the State of Nevada. We express no opinion concerning and assume no responsibility regarding the applicability to, or the effect thereon, of the laws of any other jurisdiction, and we express no opinion herein concerning any federal law, including any federal securities law, or any state securities or blue sky laws.

          We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Prospectus forming a part of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                  Very truly yours,


                                                  SCHRECK, JONES, BERNHARD,
                                                   WOLOSON & GODFREY

                                                  /s/ Schreck, Jones, Bernhard,
                                                      Woloson & Godfrey